                      CAPSTAR BROADCASTING PARTNERS, INC.

                                  SUBSIDIARIES



            ENTITY                                                   JURISDICTION
            ------                                                   ------------
Capstar Acquisition Company, Inc.                                       Delaware

Capstar Communications California, Inc.                                 Delaware

Capstar Communications, Inc.                                            Delaware

Capstar Operating Corporation                                           Delaware

Capstar Radio Broadcasting Partners, Inc.                               Delaware

Capstar Radio Operating Company                                         Delaware

Capstar Royalty I Corporation                                           Delaware

Capstar Royalty II Corporation                                          Delaware

Capstar TX Limited Partnership                                          Delaware

Jamboree in the Hills, Inc.                                             Delaware

Liberty Broadcasting of Albany Incorporated                             New York

Liberty Broadcasting of New York, Inc.                                  New York

Music Hall Club, Inc.                                                   West Virginia

Osborn Entertainment Enterprises Corporation                            Delaware

Parker Broadcasting Company                                             California

SBI Holding Corporation                                                 Delaware

TBC Radio Acquisition Corp.                                             Delaware

WBAB, Inc.                                                              New York

WBLI, Inc.                                                              New York

WGBB, Inc.                                                              New York

WGNA, Inc.                                                              New York

WGNA-FM, Inc.                                                           New York

WHFM, Inc.                                                              New York

WHJJ, Inc.                                                              Rhode Island

WHJY, Inc.                                                              Rhode Island

            ENTITY                                                   JURISDICTION
            ------                                                   ------------
WPYX, Inc.                                                              New York
WSNE, Inc.                                                              Rhode Island
WTRY, Inc.                                                              New York